UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (602) 685-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     As previously announced on May 12, 2005, Mesa Air Group Inc. has reached an agreement with United Airlines, Inc. to operate additional regional jets under their code-sharing arrangement. Definitive documentation reflecting this amendment has now been entered into. On June 3, 2005, Mesa Air Group, Inc. (the “Company”) amended its code-sharing arrangement with United Airlines, Inc. (“United”) to allow the Company to put up to an additional 30 50-seat regional jet aircraft into the United Express system. The first of these aircraft are expected to be put into service in October 2005.

     Before the amendment and as of March 31, 2005, the Company operated 15 CRJ-200, 15 CRJ-700 and 10 Dash-8 aircraft for United under a code-sharing arrangement. The code-share agreement already provided for the Company to increase its fleet to 30 70-seat regional aircraft (15 of which would be replacements for 15 CRJ-200s).

     The agreement with United continues to be a revenue-guarantee flying agreement. Like the Company’s other revenue-guarantee agreements, the Company receives a guaranteed payment based upon a fixed minimum monthly amount plus amounts related to departures and block hours flown in addition to direct reimbursement of expenses such as insurance, property tax per aircraft, fuel cost, oil cost, and landing fees. The Company also receives a profit margin based upon certain reimbursable costs under the agreement as well as its operational performance. In connection with the amendment, the Company has agreed to make three $10 million payments to United over time, beginning shortly after the effective date of the amendment.

     The agreement with respect to the additional 30 50-seat regional jet aircraft expires in April, 2010. Additionally, the expiration dates under the existing code-share agreement with respect to certain aircraft were extended as well. The code-share agreement for (i) the ten Dash-8 aircraft terminates in July 2013, and United Airlines’ right to terminate earlier will not begin until April, 2010, (ii) the 15 50-seat CRJ-200s now terminates in April 2010, (iii) the 15 70-seat regional jets (to be delivered upon the withdrawal of the 50-seat regional jets) terminates on the earlier of ten years from delivery date or October 31, 2018, and (iv) the remaining 15 70-seat regional jets terminates in three tranches between December 31, 2011 and December 31, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.
Date: June 6, 2005	By:	/s/ GEORGE MURNANE III
		Name:	GEORGE MURNANE III
		Title:	Executive Vice President and CFO